                                                                   EXHIBIT 99.01

                         DEL GLOBAL TECHNOLOGIES CORP.

                              FOR IMMEDIATE RELEASE

          DEL GLOBAL TECHNOLOGIES RESOLVES SHAREHOLDER LITIGATION, AND
         ADJUSTS EXERCISE PRICE AND TERM OF PREVIOUSLY ISSUED WARRANTS;
                     ACTIVATES EUR 8 MILLION ROMANIAN ORDER;
                 RECEIVES FINAL COURT APPROVAL OF SEC SETTLEMENT

VALHALLA,  NY - July 12,  2004 -- Del Global  Technologies  Corp.  (DGTC)  ("Del
Global") today announced the following developments:

RESOLUTION OF SHAREHOLDER LITIGATION

Del Global has  resolved  the dispute  related to a motion  filed on February 6,
2004 to enforce a January 2002 class action settlement agreement entered into by
Del Global. In the February 2004 motion, the plaintiff class claimed damages due to Del Global's  failure to timely  complete a  registration  statement  for the shares of common stock issuable upon exercise of certain warrants granted in the original class action settlement in 2002. In the February 2004 motion, the class sought  damages  of $1.25  million  together  with  interest  and  costs,  and a declaration  that $2 million in  subordinated  notes  issued as part of the 2002 class action settlement were immediately due and payable.

In  settling  this  matter,  Del Global has  agreed to modify the  exercise,  or
"strike,"  price of the  warrants  issued in 2002 from $2.00 to $1.50 per share, and to extend  the  expiration  date of such  warrants  by one year to March 28,
2009.

In  connection  with this  settlement,  Del  Global  will  recognize  litigation settlement expense of approximately $455,000 during the fourth quarter of fiscal
2004,  ending July 31,  2004.  This  settlement  charge will be  comprised  of a non-cash  charge of  approximately  $350,000  related  to the  value of  warrant modifications, plus associated legal and valuation costs.

ROMANIAN ORDER

The Company  announced that its Villa Sistemi  Medicali  subsidiary in Italy was awarded an order from the  Ministry of Health for the country of Romania for 100 remote  control  radiographic/  fluoroscopic  ("R/F")  systems.  The Ministry of
Health has secured its financing for this EUR 8 million  (approximately  US $9.8 million) order, and the Company has begun shipments to the customer. The Company currently  expects that  shipments  under this order will be completed,  and the revenue recognized, by the end of the second quarter of fiscal 2005.

"This is  another  example of our  ability  to  compete in the global  market to supply the best value in medical imaging  systems.  The first remote  controlled
R/F system has been  installed in the Children's  Hospital in  Bucharest,"  said
Walter F. Schneider, Del Global's President and CEO.

OBTAINS FINAL COURT APPROVAL OF SEC SETTLEMENT

Del Global also  announced  that it has  obtained  the final  approval  from the
United States District Court for the Southern District of New York regarding the settlement with the Securities and Exchange  Commission of previously  announced claims against the Company.  These claims had been initiated in connection  with the  restatement  of financial  statements  filed by former  management  for the fiscal years 1997 through the third quarter of fiscal 2000.

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable x-ray systems,  radiographic/ fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical  industrial  applications.  Industrial applications  for which Del Global  supplies power  subsystems  include  airport
explosives   detection,   analytical   instrumentation,   semiconductor  capital
equipment and energy exploration.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to, the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital  facilities;  favorable  determinations  in various legal and regulatory matters;  the ability of Del Global to meet its obligations  under the agreement in principle with the U.S.  Government  regarding the proposed settlement of the
DoD matter;  the ability of Del Global to avoid a debarment  from doing business with the U.S.  Government;  and favorable  general economic  conditions.  Actual results  could  differ  materially  from  those  expressed  or  implied  in  the forward-looking  statements.  Important  assumptions and other important factors that  could  cause  actual  results  to  differ  materially  from  those  in the forward-looking  statements  are  specified  in the  Company's  filings with the
Securities and Exchange Commission.

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CONTACT:                                                    INVESTOR RELATIONS:
Del Global Technologies Corp.                               The Equity Group Inc.
Walter F. Schneider, President & Chief Executive Officer    Devin Sullivan
Thomas V. Gilboy, Chief Financial Officer                   (212) 836-9608
(914) 686-3600                                              Adam Prior
                                                            (212) 836-9606

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